EXHIBIT 99.1
FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:	ANALYSTS:
Charles M. Boesel, 312/822-2592	Nancy M. Bufalino, 312/822-7757
Katrina W. Parker, 312/822-5167	John J. Hanrahan, 312/822-6586
David C. Adams, 312/822-2183
CNA FINANCIAL ANNOUNCES
3rd QUARTER 2006 RESULTS
CHICAGO, October 31, 2006 -— CNA Financial Corporation (NYSE: CNA) today announced third quarter of 2006 results, which included the following items:
•	Net operating income from continuing operations for the third quarter of 2006 of $283 million as compared with a net operating loss from continuing operations of $39 million for the same period in 2005. The third quarter of 2006 benefited from decreased catastrophe impacts of $281 million after-tax as compared to 2005.

•	Net income for the third quarter of 2006 of $311 million as compared with $6 million for the same period in 2005.

•	Property & Casualty Operations combined ratio of 94.5%.

	Results for the Three Months		Results for the Nine Months
	Ended September 30		Ended September 30
($ millions)	2006	2005	2006	2005
		(Restated)		(Restated)
Net operating income (loss) (a)	$283	$(39)	$822	$425
Net realized investment gains (losses)	22	42	(41)	44

Net income from continuing operations	305	3	781	469
Net income (loss) from discontinued operations	6	3	(2)	12

Net income	$311	$6	$779	$481

(a)	Management utilizes the net operating income financial measure to monitor the Company’s operations. Please refer to Note N of the Consolidated Financial Statements within the 2005 Form 10-K for further discussion of this measure.

Per Share Results Available to Common Stockholders
	Results for the Three Months Ended		Results for the Nine Months Ended
	September 30		September 30
	2006	2005	2006	2005
		(Restated)		(Restated)
Net income (loss) from continuing operations (a)	$1.13	$(0.06)	$2.84	$1.63
Net income (loss) from discontinued operations	0.02	0.02	(0.01)	0.05

Net income (loss)	$1.15	$(0.04)	$2.83	$1.68

(a)   The three and nine months ended September 30, 2006 per share results available to common stockholders are reduced by $8 million and $46 million, or $0.02 per share and $0.17 per share, of undeclared preferred stock dividends. The three and nine months ended September 30, 2005 per share results available to common stockholders are reduced by $17 million and $52 million, or $0.07 per share and $0.20 per share, of undeclared preferred stock dividends. The undeclared but accumulated preferred stock dividends relate to the Company’s Series H Cumulative Preferred Stock which was repurchased from Loews on August 8, 2006.
Net operating income from continuing operations for the three months ended September 30, 2006 increased $322 million as compared with the same period in 2005. Operating results in the third quarter of 2005 were adversely impacted by third quarter catastrophes of $294 million after-tax. Net operating income from the Standard and Specialty segments increased $318 million, and benefited from decreased catastrophe impacts and improved net investment income. Additionally, Standard and Specialty had favorable net prior year development of $7 million for the three months ended September 30, 2006, as compared to unfavorable net prior year development of $16 million for the same period in 2005.
“We are pleased to report a very solid third quarter,” said Stephen W. Lilienthal, Chairman and Chief Executive Officer of CNA Financial Corporation. “Every major driver of our results — underwriting production, investment income, operating cash flow and expense management — is contributing to consistently improving financial performance.”
Net income for the three months ended September 30, 2006 increased $305 million as compared with the same period in 2005. This increase was primarily due to the improved net operating results.
Net realized investment gains for the three months ended September 30, 2006 decreased $20 million as compared with the same period in 2005. The decrease in net realized investment results was primarily driven by an increase in interest related other-than-temporary impairment losses on securities for which the Company did not assert an intent to hold until an anticipated recovery in value.
Net operating income from continuing operations for the nine months ended September 30, 2006 increased $397 million as compared with the same period in 2005. Net operating income from the Standard and Specialty segments increased $481 million, and benefited from decreased catastrophe impacts and increased net investment income. In addition, the Standard and Specialty segments had favorable net prior year development of $15 million for the nine months ended September 30, 2006, as compared to unfavorable net prior year development of $90 million for the same period in 2005. Partially offsetting these increases were less favorable current accident year results. The Property & Casualty Operations produced a combined ratio of 94.9% and 97.4% for the nine months ended September 30, 2006 and 2005, before the 0.6 and 8.8 point impacts of catastrophes.

Net income for the nine months ended September 30, 2006 increased $298 million as compared with the same period in 2005. This increase was primarily due to improved net operating income, partially offset by decreased net realized investment results and unfavorable results from discontinued operations.
Net realized investment losses were $41 million for the nine months ended September 30, 2006 as compared to net realized investment gains of $44 million for the nine months ended September 30, 2005. The decrease in net realized investment results was primarily driven by decreased gains on sales, the effect of interest rates on derivative positions and increases in interest related other-than-temporary impairment losses.

Segment Results for the Three Months Ended September 30, 2006
					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total

Net operating income (loss)	$163	$119	$282	$(15)	$16	$283
Net realized investment gains (losses)	11	5	16	(7)	13	22

Net income (loss) from continuing operations	$174	$124	$298	$(22)	$29	$305

Segment Results for the Three Months Ended September 30, 2005
					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total

Net operating (loss) income	$(144)	$108	$(36)	$(35)	$32	$(39)
Net realized investment gains (losses)	33	11	44	(1)	(1)	42

Net (loss) income from continuing operations	$(111)	$119	$8	$(36)	$31	$3

Segment Results for the Nine Months Ended September 30, 2006
					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total

Net operating income (loss)	$463	$343	$806	$(13)	$29	$822
Net realized investment (losses) gain	(4)	(2)	(6)	(37)	2	(41)

Net income (loss) from continuing operations	$459	$341	$800	$(50)	$31	$781

Segment Results for the Nine Months Ended September 30, 2005
					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total

Net operating income (loss)	$57	$268	$325	$(29)	$129	$425
Net realized investment gains (losses)	42	19	61	(5)	(12)	44

Net income (loss) from continuing operations	$99	$287	$386	$(34)	$117	$469

Property & Casualty Operations Gross Written Premiums
	Three Months Ended September 30		Nine Months Ended September 30
($ millions)	2006	2005	2006	2005

Standard Lines	$1,586	$1,472	$4,726	$4,531
Specialty Lines	785	762	2,319	2,219

Total P&C Operations	$2,371	$2,234	$7,045	$6,750

Property & Casualty Operations Net Written Premiums
	Three Months Ended September 30		Nine Months Ended September 30
($ millions)	2006	2005	2006	2005

Standard Lines	$1,121	$1,047	$3,394	$3,352
Specialty Lines	675	649	1,948	1,838

Total P&C Operations	$1,796	$1,696	$5,342	$5,190

Property & Casualty Calendar Year Loss Ratios
	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005

Standard Lines	68.7%	106.3%	69.4%	82.5%
Specialty Lines	60.7%	58.4%	60.4%	63.3%
Total P&C Operations	65.8%	88.7%	66.1%	75.7%
Total P&C Companies (a)	74.1%	94.7%	74.4%	82.9%

(a) P&C Companies includes Standard Lines, Specialty Lines and P&C business written in Life and Group Non-Core and Corporate and Other Non-Core, including CNA Re and asbestos, environmental pollution and mass tort exposures.

Property & Casualty Calendar Year Combined Ratios
	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005

Standard Lines	99.2%	139.6%	100.5%	115.2%
Specialty Lines	86.6%	85.9%	86.9%	89.8%
Total P&C Operations	94.5%	119.9%	95.5%	106.2%
Total P&C Companies (a)	103.4%	126.1%	104.2%	114.3%

(a) P&C Companies includes Standard Lines, Specialty Lines and P&C business written in Life and Group Non-Core and Corporate and Other Non-Core, including CNA Re and asbestos, environmental pollution and mass tort exposures.

Property & Casualty Calendar Year Loss and Combined Ratios Before Catastrophes
	Loss Ratios		Combined Ratios
	Three Months	Nine Months	Three Months	Nine Months
	Ended September	Ended September	Ended September	Ended September
	30, 2006	30, 2006	30, 2006	30, 2006

Standard Lines	66.8%	68.2%	97.5%	99.5%
Specialty Lines	60.6%	60.3%	86.5%	87.0%
Total P&C Operations	64.5%	65.3%	93.5%	94.9%

Property & Casualty Calendar Year Loss and Combined Ratios Before Catastrophes
	Loss Ratios		Combined Ratios
	Three Months	Nine Months	Three Months	Nine Months
	Ended September	Ended September	Ended September	Ended September
	30, 2005	30, 2005	30, 2005	30, 2005

Standard Lines	66.3%	69.4%	99.8%	102.1%
Specialty Lines	55.3%	62.2%	82.5%	88.6%
Total P&C Operations	62.3%	66.8%	93.5%	97.4%

Property & Casualty Gross Accident Year Loss Ratios
	Accident Year 2006	Accident Year 2005	Accident Year 2005
	Evaluated at	Evaluated at	Evaluated at
	September 30, 2006	December 31, 2005	September 30, 2006

Standard Lines	65.2%	76.4%	75.2%
Specialty Lines	60.6%	63.7%	61.3%
Total P&C Operations	63.6%	72.2%	70.6%

Property & Casualty Net Accident Year Loss Ratios
	Accident Year 2006		Accident Year 2005
	Evaluated at	Accident Year 2005	Evaluated at
	September 30, 2006	Evaluated at	September 30, 2006
	(a)	December 31, 2005	(a)

Standard Lines	67.9%	76.3%	75.3%
Specialty Lines	60.4%	63.4%	60.9%
Total P&C Operations	65.1%	71.6%	70.0%

(a)	The 2006 net accident year loss ratio evaluated at September 30, 2006 includes 1 point, 0 point, and 1 point related to catastrophe losses for Standard Lines, Specialty Lines, and P&C Operations. The 2005 net accident year loss ratio evaluated at September 30, 2006 includes 11 points, 1 point, and 7 points related to catastrophe losses for Standard Lines, Specialty Lines, and P&C Operations.
Business Operating Highlights
Standard Lines includes standard property and casualty coverages sold to small and middle market commercial businesses primarily through an independent agency distribution system. This business also includes excess and surplus lines, as well as insurance and risk management products sold to large corporations.
•	Net written premiums increased $74 million for the third quarter of 2006 as compared with the same period in 2005. Standard Lines retention improved 3 points to 81% while rates, on average, increased 1% during the third quarter of 2006.

•	Net operating income increased $307 million for the third quarter of 2006 as compared with the same period in 2005. This increase was primarily driven by significantly reduced catastrophe impacts in 2006. The catastrophe impacts decreased $268 million after-tax in 2006 as compared with the same period in 2005. Also favorably impacting net operating results were an increase in net investment income and favorable net prior year development of $8 million in 2006 as compared to unfavorable net prior year development of $17 million in 2005.

•	Net results for the third quarter of 2006 increased $285 million as compared with the same period in 2005. This improvement was attributable to increased net operating income, partially offset by lower net realized investment gains.

Specialty Lines provides a broad array of professional, financial and specialty property and casualty products and services.
•	Net written premiums increased $26 million for the third quarter of 2006 as compared with the same period in 2005. Specialty Lines retention improved 2 points to 86% while rates, on average, decreased 1% during the third quarter of 2006.
•	Net operating income increased $11 million for the third quarter of 2006 as compared with the same period in 2005. This increase was primarily driven by an increase in net investment income and reduced catastrophe impacts in 2006. The catastrophe impacts decreased $13 million after-tax in 2006 as compared with the same period in 2005. These favorable impacts were partially offset by less favorable current accident year results.
•	Net income increased $5 million for the third quarter of 2006 as compared with the same period in 2005. This increase was attributable to increased net operating income, partially offset by reduced realized investment gains.
Life and Group Non-Core primarily includes the results of the life and group lines of business that have either been sold or placed in run-off. Net earned premiums relate primarily to the group and individual long term care businesses.
•	Net results for the third quarter of 2006 increased $14 million as compared with the same period in 2005. The 2005 net results included a $17 million provision for estimated indemnification liabilities related to the sold individual life business. Offsetting this improvement were increased net realized investment losses in the third quarter of 2006.
Corporate and Other Non-Core contains certain corporate expenses such as interest on corporate debt, and losses and expenses related to the centralized adjusting and settlement of asbestos, environmental pollution and mass tort claims. In addition, this segment includes the results of certain property and casualty insurance run-off operations, including CNA Re.
•	Net income for the third quarter of 2006 decreased $2 million as compared with the same period in 2005. The decrease in net income was primarily due to the discontinuation of royalty income related to a sold business and increased interest costs related to the issuance of $750 million of senior notes in August 2006. These decreases were substantially offset by increased net investment income and improved realized investment results.
Net Investment Income
Pretax net investment income for the third quarter of 2006 increased $100 million over the same period of 2005. The improvement was primarily driven by interest rate increases across fixed maturity securities and short term investments, an increase in asset base and a reduction of interest expense on funds withheld and other deposits. Commutations of significant finite reinsurance contracts contributed to the increase in asset base and the decrease in interest expense. These increases were partially offset by a decrease in investment income from limited partnerships and the trading portfolio. The decrease in trading portfolio income was largely offset by a corresponding decrease in the policyholders’ funds reserves supported by the trading portfolio.

About the Company
CNA is the country’s seventh largest commercial insurance writer and the 13th largest property and casualty company. CNA’s insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages. CNA’s services include risk management, information services, underwriting, risk control and claims administration. For more information, please visit CNA at www.cna.com. CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.

Conference Call and Webcast Information:
A conference call for investors and the professional investment community will be held from 10:00 a.m. to 11:00 a.m. ET today. On the conference call will be Stephen W. Lilienthal, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (800) 231-9012 or for international callers (719) 457-2617. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA Website (www.cna.com) for further details.
The call is available to the media, but questions will be restricted to investors and the professional investment community. A taped replay of the call will be available on CNA’s website through November 7, 2006. The replay can also be accessed by dialing (888) 203-1112 or for international callers (719) 457-0820 and using passcode 8742359. Financial supplement information related to the third quarter results is available on the investor relations pages of the CNA Website or by contacting David Adams at (312) 822-2183.
FORWARD-LOOKING STATEMENT
This press release includes statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. You can identify forward-looking statements because generally they include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties please refer to CNA’s filings with the Securities and Exchange Commission, available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release. CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA’s expectations or any related events, conditions or circumstances change.
In evaluating the results of the Standard Lines and Specialty Lines, management utilizes the combined ratio, the loss ratio, the expense ratio and the dividend ratio. These ratios are calculated using accounting principles generally accepted in the United States of America (GAAP) financial results. The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders’ dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also contain financial measures that are not in accordance with GAAP. For reconciliations of non-GAAP measures to the most comparable GAAP measures, refer to this press release and the financial supplement posted on the Company’s website.
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